Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

October 20, 2011	Contact: Michael M. Larsen
Vice President and CFO
Tel. (610) 249-2002

GARDNER DENVER ANNOUNCES RECORD RESULTS

—	Record revenues of $614.7 million in the third quarter of 2011, up 25% over the same period of 2010.
—	Record Diluted Earnings per Share (“DEPS”) were $1.42 for the third quarter, an increase of 61% compared to $0.88 in the third quarter of 2010.
—	Completed $126 million stock buyback in third quarter of 2011.

WAYNE, Pa. (October 20, 2011) – Gardner Denver, Inc. (NYSE: GDI) today announced third quarter results that established quarterly records for revenues, operating income, net income and DEPS.

Gardner Denver’s third quarter 2011 revenues of $614.7 million were up 25% over the $493.4 million reported in the third quarter of 2010. Operating income for the third quarter of 2011 was $106.6 million, a 57% increase from $68.0 million recorded in the same period of 2010. Operating margin improved 350 basis points to 17.3% in the third quarter of 2011. Net income in the third quarter of 2011 increased 58% to $73.6 million, or $1.42 per diluted share, from the third quarter 2010 level of $46.6 million, or $0.88 per diluted share. On a non-GAAP basis, excluding profit improvement costs and other items from DEPS as reflected on the reconciliation schedule below, third quarter adjusted 2011 DEPS (“Adjusted DEPS”) were $1.48, a 68% increase over third quarter 2010. (1)

In the third quarter of 2011, Gardner Denver repurchased 1.77 million shares of Gardner Denver stock at a total purchase price of $126 million. The buy-back was financed through a combination of cash on hand and the Company’s existing credit facility. The repurchase increased DEPS by $0.02 in the third quarter of 2011.

CEO’s Comments

“I am very pleased with the strong financial performance of the Company in the third quarter as our team’s execution led to yet another quarter of record revenue and earnings,” said Barry L. Pennypacker, Gardner Denver’s President and Chief Executive Officer. “We continue to make progress on margin expansion, supported by the principles of the Gardner Denver Way, as evidenced by the Industrial Products Group achieving a 12.1% operating margin and delivering on its tenth consecutive quarter of sequential margin improvement. Cash flow was excellent, with operating cash flow totaling $97 million for the quarter,” continued Mr. Pennypacker. “Our strong balance sheet and cash generation enabled us to opportunistically repurchase shares of Gardner Denver and pursue selective acquisitions such as the agreement to acquire Robuschi S.p.A. (“Robuschi”), announced on October 11, 2011. In addition, we invested $17 million in capital expenditures in the third quarter of 2011, with a sustained focus on operational improvements and increased capacity to meet growing customer demand.”

Outlook

“While the global economy faces an uncertain future, we remain cautiously optimistic. Our backlog and order rates remain at healthy levels and we expect our businesses to grow in the fourth quarter of 2011, despite tougher comparisons to 2010. Our diverse portfolio of global businesses, supported by existing backlog, and proven operational capabilities will enable us to perform well,” commented Mr. Pennypacker.

“We anticipate fourth quarter 2011 DEPS to be approximately $1.42 to $1.47, and our full-year 2011 DEPS to be in the range of $5.24 to $5.29. These projections include profit improvement costs and other items totaling $0.03 per diluted share for the fourth quarter and $0.20 per diluted share for the full-year 2011. Fourth quarter 2011 Adjusted DEPS are expected to be in a range of $1.45 to $1.50. Full-year 2011 Adjusted DEPS are expected to be in a range of $5.44 to $5.49, an increase of 60% to 62% over Adjusted DEPS levels for 2010. The Robuschi acquisition is not expected to have a material impact on DEPS in the fourth quarter.”

Engineered Products Group (EPG)

EPG orders and revenues increased 7% and 38%, respectively, for the three months ended September 30, 2011, compared to the same period of 2010, reflecting strong demand for drilling and well servicing pumps, aftermarket products and related services, and growth in emerging markets. Operating margin(2) for EPG increased 360 basis points to 23.1% as compared to 19.5% in the third quarter of 2010. The improvement in operating income for this segment was primarily attributable to incremental profit on revenue growth, favorable product mix and cost reductions.

Industrial Products Group (IPG)

Orders and revenues for IPG increased 21% and 14%, respectively, in the third quarter, compared to the same period of 2010, reflecting on-going improvement in demand for OEM products, custom engineered packages in Asia Pacific, and aftermarket parts and services. Operating margin(2) for IPG increased 270 basis points to 12.1% as compared to 9.4% in the third quarter of 2010. The improvement in operating income for this segment was primarily attributable to incremental profit on revenue growth and cost reductions.

Gardner Denver Consolidated Results

Adjusted Operating Income, which excludes the net impact of expenses incurred for profit improvement initiatives and other items ($4.9 million), for the three-month period ended September 30, 2011 was $111.5 million, compared to

$68.1 million in the prior year period.(1) Adjusted Operating Income as a percentage of revenues improved 430 basis points to 18.1% from 13.8% in the third quarter of 2010.(1)

Forward-Looking Information

This press release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “could,” “should,” “anticipate,” “expect,” “believe,” “will,” “project,” “lead,” or the negative thereof or variations thereon or similar terminology. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: changing economic conditions; pricing of the Company’s products and other competitive market pressures; the costs and availability of raw materials; fluctuations in foreign currency exchange rates and energy prices; risks associated with the Company’s current and future litigation; and the other risks detailed from time to time in the Company’s SEC filings, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending December 31, 2010, and its subsequent quarterly reports on Form 10-Q for the 2011 fiscal year. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

Gardner Denver will broadcast a conference call to discuss results for the third quarter of 2011 on Friday, October 21, 2011 at 9:30 a.m. EDT through a live webcast. This free webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investor Center on the Gardner Denver website at www.GardnerDenver.com or through Thomson StreetEvents at www.earnings.com.

Corporate Profile

Gardner Denver, Inc., with 2010 revenues of approximately $1.9 billion, is a leading worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps and blowers for various industrial, medical, environmental, transportation and process applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment, such as loading arms and dry break couplers, serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the Investors section on the Company’s website (www.GardnerDenver.com).

(1) Adjusted Operating Income, on a consolidated and segment basis, and Adjusted DEPS are both financial measures that are not in accordance with GAAP. For reconciliation to the comparable GAAP number for reported historic periods please see “Reconciliation of Operating Income and DEPS to Adjusted Operating Income and Adjusted DEPS” at the end of this press release. Gardner Denver believes the non-GAAP financial measures of Adjusted Operating Income and Adjusted DEPS provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Gardner Denver believes excluding the specified items from operating income and DEPS provides a more meaningful comparison to the corresponding reported periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measurement of operating performance and is more useful in assessing management performance.

(2) Segment operating income (defined as income before interest expense, other income, net, and income taxes) and segment operating margin (defined as segment operating income divided by segment revenues) are indicative of short-term operational performance and ongoing profitability. For a reconciliation of segment operating income to consolidated operating income and consolidated income before income taxes, see “Business Segment Results” at the end of this press release.

GARDNER DENVER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts and percentages)

(Unaudited)

		Three Months Ended September 30,					Nine Months Ended September 30,
		2011		2010	% Change		2011		2010	% Change

Revenues	$	614,682	$	493,449	25	$	1,757,228	$	1,365,132	29
Cost of sales		409,197		333,127	23		1,157,019		919,403	26

Gross profit		205,485		160,322	28		600,209		445,729	35
Selling and administrative expenses		94,179		91,070	3		295,209		270,509	9
Other operating expense, net		4,726		1,253	277		12,425		3,170	292

Operating income		106,580		67,999	57		292,575		172,050	70
Interest expense		2,898		5,651	(49)		12,179		17,829	(32)
Other income, net		(138)		(1,110)	(88)		(821)		(1,747)	(53)

Income before income taxes		103,820		63,458	64		281,217		155,968	80
Provision for income taxes		29,543		16,610	78		79,345		38,943	104

Net income		74,277		46,848	59		201,872		117,025	73
Less: Net income attributable to noncontrolling interests		694		273	154		1,690		1,158	46

Net income attributable to Gardner Denver	$	73,583	$	46,575	58	$	200,182	$	115,867	73

Earnings per share attributable to Gardner Denver common stockholders:
Basic earnings per share	$	1.43	$	0.89	61	$	3.85	$	2.22	73

Diluted earnings per share	$	1.42	$	0.88	61	$	3.82	$	2.20	74

Cash dividends declared per common share	$	0.05	$	0.05	-	$	0.15	$	0.15	-

Basic weighted average number of shares outstanding		51,601		52,352			52,028		52,271

Diluted weighted average number of shares outstanding		51,968		52,749			52,428		52,683

Shares outstanding as of September 30		50,577		52,456

GARDNER DENVER, INC.

CONDENSED BALANCE SHEET ITEMS

(in thousands, except percentages)

(Unaudited)

		9/30/2011		6/30/2011	% Change		12/31/2010

Cash and cash equivalents	$	143,944	$	121,347	19	$	157,029

Accounts receivable, net		459,090		445,812	3		369,860

Inventories, net		282,794		299,470	(6)		241,485

Total current assets		956,590		932,401	3		828,537

Total assets		2,131,036		2,185,553	(2)		2,027,098

Short-term borrowings and current maturities of long-term debt		38,540		38,010	1		37,228

Accounts payable and accrued liabilities		423,736		410,185	3		322,372

Total current liabilities		462,276		448,195	3		359,600

Long-term debt, less current maturities		218,597		148,308	47		250,682

Total liabilities		892,839		819,966	9		837,425

Total stockholders’ equity	$	1,238,197	$	1,365,587	(9)	$	1,189,673

GARDNER DENVER, INC.

BUSINESS SEGMENT RESULTS

(in thousands, except percentages)

(Unaudited)

		Three Months Ended September 30,					Nine Months Ended September 30,
		2011		2010	% Change		2011		2010	% Change
Industrial Products Group
Revenues	$	320,171	$	280,633	14	$	934,227	$	795,677	17
Operating income		38,607		26,476	46		103,734		66,186	57
% of revenues		12.1%		9.4%			11.1%		8.3%
Orders		327,226		270,777	21		974,424		830,481	17
Backlog		248,557		216,980	15		248,557		216,980	15

Engineered Products Group
Revenues		294,511		212,816	38		823,001		569,455	45
Operating income		67,973		41,523	64		188,841		105,864	78
% of revenues		23.1%		19.5%			22.9%		18.6%
Orders		300,549		279,879	7		902,228		705,764	28
Backlog		420,824		341,707	23		420,824		341,707	23

Reconciliation of Segment Results to Consolidated Results

Industrial Products Group operating income	$	38,607	$	26,476		$	103,734	$	66,186
Engineered Products Group operating income		67,973		41,523			188,841		105,864

Consolidated operating income		106,580		67,999			292,575		172,050
% of revenues		17.3%		13.8%			16.6%		12.6%
Interest expense		2,898		5,651			12,179		17,829
Other income, net		(138)		(1,110)			(821)		(1,747)

Income before income taxes	$	103,820	$	63,458		$	281,217	$	155,968

% of revenues		16.9%		12.9%			16.0%		11.4%

The Company evaluates the performance of its reportable segments based on operating income, which is defined as income before interest expense, other income, net, and income taxes. Reportable segment operating income and segment operating margin (defined as segment operating income divided by segment revenues) are indicative of short-term operating performance and ongoing profitability. Management closely monitors the operating income and operating margin of each business segment to evaluate past performance and identify actions required to improve profitability.

GARDNER DENVER, INC.

SELECTED FINANCIAL DATA SCHEDULE

(in millions, except percentages)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	$ Millions	% Change	$ Millions	% Change
Industrial Products Group
2010 Revenues	280.6		795.7
Effect of currency exchange rates	16.3	6	44.8	6
Organic growth	23.3	8	93.7	11

2011 Revenues	320.2	14	934.2	17

2010 Orders	270.8		830.5
Effect of currency exchange rates	17.4	6	46.0	5
Organic growth	39.0	15	97.9	12

2011 Orders	327.2	21	974.4	17

Backlog as of 9/30/10	217.0
Effect of currency exchange rates	(2.2)	(1)
Organic growth	33.8	16

Backlog as of 9/30/11	248.6	15

Engineered Products Group
2010 Revenues	212.8		569.5
Incremental effect of acquisitions	-	-	8.5	1
Effect of currency exchange rates	9.4	4	23.6	4
Organic growth	72.3	34	221.4	40

2011 Revenues	294.5	38	823.0	45

2010 Orders	279.9		705.8
Incremental effect of acquisitions	-	-	7.6	1
Effect of currency exchange rates	8.6	3	21.6	3
Organic growth	12.0	4	167.2	24

2011 Orders	300.5	7	902.2	28

Backlog as of 9/30/10	341.7
Incremental effect of acquisitions	-	-
Effect of currency exchange rates	(2.0)	(1)
Organic growth	81.1	24

Backlog as of 9/30/11	420.8	23

Consolidated
2010 Revenues	493.4		1,365.1
Incremental effect of acquisitions	-	-	8.5	1
Effect of currency exchange rates	25.7	5	68.4	5
Organic growth	95.6	20	315.2	23

2011 Revenues	614.7	25	1,757.2	29

2010 Orders	550.7		1,536.3
Incremental effect of acquisitions	-	-	7.6	1
Effect of currency exchange rates	26.0	5	67.6	4
Organic growth	51.0	9	265.1	17

2011 Orders	627.7	14	1,876.6	22

Backlog as of 9/30/10	558.7
Incremental effect of acquisitions	-	-
Effect of currency exchange rates	(4.2)	(1)
Organic growth	114.9	21

Backlog as of 9/30/11	669.4	20

GARDNER DENVER, INC.

RECONCILIATION OF OPERATING INCOME AND DEPS TO

ADJUSTED OPERATING INCOME AND ADJUSTED DEPS

(in thousands, except per share amounts and percentages)

(Unaudited)

While Gardner Denver, Inc. reports financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this press release includes non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Gardner Denver, Inc. believes the non-GAAP financial measures of Adjusted Operating Income and Adjusted DEPS provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Gardner Denver believes excluding the specified items from operating income and DEPS provides management a more meaningful comparison to the corresponding reported periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measurement of operating performance, and is more useful in assessing management performance.

		Three Months Ended September 30, 2011						Nine Months Ended September 30, 2011
		Industrial Products Group		Engineered Products Group		Consolidated		Industrial Products Group		Engineered Products Group		Consolidated

Operating income	$	38,607	$	67,973	$	106,580	$	103,734	$	188,841	$	292,575
% of revenues		12.1%		23.1%		17.3%		11.1%		22.9%		16.6%
Adjustments to operating income:
Profit improvement initiatives (3)		1,690		935		2,625		5,261		1,327		6,588
Other, net (4)		1,538		713		2,251		3,514		1,657		5,171

Total adjustments to operating income		3,228		1,648		4,876		8,775		2,984		11,759
Adjusted Operating Income	$	41,835	$	69,621	$	111,456	$	112,509	$	191,825	$	304,334
% of revenues, as adjusted		13.1%		23.6%		18.1%		12.0%		23.3%		17.3%

		Three Months Ended September 30, 2010						Nine Months Ended September 30, 2010
		Industrial Products Group		Engineered Products Group		Consolidated		Industrial Products Group		Engineered Products Group		Consolidated

Operating income	$	26,476	$	41,523	$	67,999	$	66,186	$	105,864	$	172,050
% of revenues		9.4%		19.5%		13.8%		8.3%		18.6%		12.6%
Adjustments to operating income:
Profit improvement initiatives (3)		(398)		34		(364)		3,562		(1,230)		2,332
Other, net (4)		170		284		454		149		445		594

Total adjustments to operating income		(228)		318		90		3,711		(785)		2,926
Adjusted Operating Income	$	26,248	$	41,841	$	68,089	$	69,897	$	105,079	$	174,976
% of revenues, as adjusted		9.4%		19.7%		13.8%		8.8%		18.5%		12.8%

		Three Months Ended September 30,						Nine Months Ended September 30,
		2011		2010		% Change		2011		2010		% Change

Diluted earnings per share	$	1.42	$	0.88		61	$	3.82	$	2.20		74
Adjustments to diluted earnings per share:
Profit improvement initiatives (3)		0.03		(0.01)				0.09		0.03
Other, net (4)		0.03		0.01				0.07		0.01

Total adjustments to diluted earnings per share		0.06		-				0.16		0.04
Adjusted Diluted Earnings Per Share	$	1.48	$	0.88		68	$	3.98	$	2.24		78

(3)	Charges in both years reflect costs, including employee termination benefits, to streamline operations and reduce overhead costs.

(4)	Charges in 2011 include costs associated with certain severance payments, the closure of a manufacturing facility, acquisition due diligence and corporate relocation.
Charges in 2010 include certain retirement expenses and acquisition due diligence and integration costs, partially offset by the gain on the sale of a foundry.